SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) January 29, 1999


                         Applied Capital Funding, Inc.
                         -----------------------------
             (Exact name of registrant as specified in its charter)



    Colorado                        0-23171                       84-1280679
    --------                        -------                       ----------
(State or other                   (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)



           4155 East Jewell Avenue, Suite 909, Denver, Colorado 80222
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 303-691-6163



                                      NONE
                                      ----

         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     A special meeting of the Directors of Applied Capital Funding, Inc. (the "Company") was held at the offices of the Company on the 29th day of January, 1999, at 10:00 a.m. The purpose of the meeting was to discuss management's efforts to recapitalize the Company. On January 14, 1999, the Directors agreed to retire 13,362,000 shares of issued and outstanding common stock held by three shareholders in exchange for 160,000 shares of the Company's Preferred Stock. This transaction reduced the number of issued and outstanding shares of Common Stock to 1,750,000. The Directors also authorized a forward 2 for 1 stock split of its Common Stock.

     The Common Stock to be forward split is all 1,750,000 shares issued and outstanding. The date of the authorizing resolution is January 29, 1999. The date of record for determining holders entitled to participate in the stock split is February 22, 1999. The date of delivery is February 22, 1999. Immediately following the split there will be 3,500,000 shares of Common Stock issued and outstanding. The Company may issue fractions of a share if necessary, which, after having reviewed the current shareholder list, the Directors expect to be unlikely. The Company's officers have been instructed to properly notify the NASD and the Company's transfer agent, the Company's shareholders, and file the appropriate notice with the SEC.

     The Company's transfer agent is Corporate Stock Transfer, and its address is 370 17th Street, Suite 2350, Denver, CO 80202 and its telephone number is 303-595-3300.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


APPLIED CAPITAL FUNDING, INC.
-----------------------------
(Registrant)


Date: January 29, 1999


/s/ David R. Reitsema
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David R. Reitsema, Secretary